UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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Shutterfly, Inc.
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On May 6, 2015, Jeff Housenbold, Chief Executive Officer, President and Director of Shutterfly, Inc. (“Shutterfly”), and Brian Regan, Chief Financial Officer and Senior Vice President of Shutterfly, were interviewed by Colin Sebastian at the Robert W. Baird & Co. Inc.’s Growth Stock Conference. The following is an excerpt from the transcript of the interview:
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Colin Sebastian - Robert W. Baird & Co., Inc. - Analyst

Thanks, Jeff. There was a lot to talk about there. But I do want to ask you -- I know you are still in the middle of the proxy battle, and there may not be much you can discuss in detail.
But what can you provide us as an update on where you are in the timing, the proxy timing, and the steps that the Company has taken in response to the shareholder feedback you’ve received?

Jeff Housenbold - Shutterfly Inc. - CEO, President and Director

Sure. So, the preliminary proxy is on file with the SEC. Once they approve that, the final proxy will go get filed some time probably in the next seven to 10 days. And so, I recommend if anyone has specific questions they can look at the preliminary proxy on file with the SEC.
But the issue -- so we have a relatively small fund who has been a long-term holder, who has put up three alternative directors on the slate in the battle. And I’m one of the directors up. And we’ve offered Mario a seat, because he’s a large shareholder and we’d welcome him on the Board, but he hasn’t taken us up on that offer.
And so we’ve met -- the feedback of the shareholders that we’ve talked to, broadly, we heard a couple of things. One was, hey, guys, can you reduce the burn rate? So we’ve been doing that steadily and in the latest proxy we’d reduced the burn in the employee shareholder pool by 21%.
Second was, you have some excess capital, can you do a share buyback? So last year we did $100 million out first. And then in February of this year we announced another $300 million, and we deployed $45 million in the first quarter. So we’re doing a share buyback. And we still have enough free cash flow where we have liquidity to do smart, disciplined M&A.
And the third feedback was on CEO comp. Can we make that on a profitability metric, preferably a per-share metric, instead of revenue and EBITDA? And can you extend it over multiple years and use a relative TSR?
So on the proxy, it outlines all that. We moved it to free cash flow per share, which was requested by our top shareholders. We moved it out to two and three years. We reduced the size of the grant by 45%. And so, we addressed to the compensation concern as well.
So we are out there talking to shareholders and we continuously welcome their feedback, but we think we’ve met the -- addressed the needs of the vast majority of the shareholders.
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Notice Regarding Forward-Looking Statements
This excerpted transcript contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties. These forward-looking statements include statements relating to, among other matters, the ongoing proxy contest for the election of directors at Shutterfly’s 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”), Shutterfly’s equity and executive compensation programs and its share repurchase program. Actual results may differ materially from those anticipated in these forward-looking statements. Factors that could contribute to such differences include, among others: the actions of activist investors and the cost and disruption of responding to those actions, including the proxy contest for the election of directors at our 2015 Annual Meeting; the effect the proxy contest may have on Shutterfly’s relationships with its stockholders and other constituencies and on Shutterfly’s ongoing business operations; economic downturns and the general state of the economy; decreased consumer discretionary spending as a result of the macroeconomic environment; Shutterfly’s ability to retain and hire necessary employees and appropriately staff its operations; unforeseen changes in expense levels and other unanticipated uses of cash; and volatility in Shutterfly’s stock price. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, please refer to the “Risk Factors” section of Shutterfly’s most recent Quarterly Report on Form 10-Q, and Shutterfly’s other filings, which are available on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov. These forward-looking statements are based on current expectations and Shutterfly assumes no obligation to update this information.

Important Additional Information and Where to Find It
Shutterfly has filed a preliminary proxy statement with the SEC in connection with the solicitation of proxies for the 2015 Annual Meeting and will file with the SEC and mail to its stockholders a definitive proxy statement (the “Proxy Statement”) together with a WHITE proxy card. Shutterfly stockholders are urged to read the Proxy Statement (including any amendments or supplements thereto), the accompanying WHITE proxy card and any other relevant documents that Shutterfly will file with the SEC when they become available because they will contain important information.

Shutterfly, its directors and certain of its executive officers and employees are participants in the solicitation of proxies from stockholders in connection with the 2015 Annual Meeting. Information regarding the identity of these participants and their direct or indirect interests in Shutterfly, by security holdings or otherwise, is set forth in the preliminary proxy statement for the 2015 Annual Meeting and will be set forth in the Proxy Statement.

Stockholders can obtain copies of these documents (and any amendments or supplements thereto) and other documents filed by Shutterfly with the SEC free of charge from the SEC’s website at www.sec.gov or from the Investor Relations section of Shutterfly’s website at www.shutterflyinc.com. In addition, copies of the Proxy Statement and related materials, when available, may be requested from Shutterfly by mail at 2800 Bridge Parkway, Redwood City, California 94065 or from Shutterfly’s proxy solicitor, MacKenzie Partners, Inc., by mail at 105 Madison Avenue, New York, New York 10016, proxy@mackenziepartners.com, collect at (212) 929-5500 or toll-free at (800) 322-2885.